Exhibit 99.1

Brazil Fast Food Corp

Contact:
Brazil Fast Food Corp.	CCG Investor Relations Inc.
Ricardo Figueiredo Bomeny, CEO	Crocker Coulson, President
Phone: +1-55-21-2536-7501 (Brazil)	Phone: +1-646-213-1915 (New York)
Email: ir@bffc.com.br	Email: crocker.coulson@ccgir.com
URL: www.bffc.com.br	URL: www.ccgir.com

Brazil Fast Food Announces Fourth Quarter and Fiscal Year

2011 Results

Rio de Janeiro, Brazil, May 4, 2012 — Brazil Fast Food Corp. (OTC Bulletin Board: BOBS) (“Brazil Fast Food”, or the “the Company”), the second largest fast-food restaurant chain in Brazil with 880 points of sale, operating under (i) the Bob’s brand, (ii) KFC and Pizza Hut São Paulo as franchisee of Yum! Brands, and (iii) Doggis as franchisee of Gastronomia & Negocios S.A. (former Grupo de Empresas Doggis S.A.), today announced financial results for the fourth quarter and fiscal year ended December 31, 2011.

Fiscal Year 2011 Highlights

•	System-wide sales totaled R$ 946.3 million, up 18.9% from 2010

•	Revenue totaled R$ 226.8 million, up 9.9% from 2010

•	Points of sale totaled 880 at the end of 2011, up from 789 at the end of 2010

•	EBITDA was R$21.9 million compared to R$ 26.1 million in 2010

•	Operating income was R$16.4 million compared to R$19.2 million in 2010

•	Net income was R$8.9 million, or R$1.09 per basic and diluted share

Fourth Quarter 2011 Highlights

•	System-wide sales totaled R$ 277.8 million, up 18.5% from the fourth quarter 2010

•	Revenue totaled R$ 60.5 million, up 7.5% from the fourth quarter 2010

•	EBITDA was R$2.8 million compared to R$ 8.1 million in the fourth quarter 2010

•	Operating income was R$2.0 million compared to R$6.1 million from the fourth quarter 2010

•	Net income was R$1.9 million, or R$0.23 per basic and diluted share

“We reported strong revenue growth for the fourth quarter and fiscal year 2011 as we focused on our profitable company-owned stores and expansion of our industry leading brands through new franchise relationships in favorable markets across Brazil,” said Mr. Ricardo Bomeny, President and CEO of Brazil Fast Food.

“In 2011, we enhanced our customer service, increased the number of seats available, and promoted KFC’s Buckets, resulting in growth in guest counts and sales at our KFC stores. We also inaugurated 4 new stores in Rio de Janeiro and São Paulo. In addition, we implemented changes in the menu mix, communication, and operational standards at our Pizza Hut stores including a pilot project “Pizza Hut Express with PHD platform” to reduce overall investment and operational costs of shopping malls stores. In 2012, we will continue to achieve operational excellence and expand our presence in Brazil.”

Brazil Fast Food Corp. Fourth Quarter 2011 Results

Fourth Quarter 2011 Results

System-wide sales grew 18.5% in the fourth quarter to R$ 277.8 million, driven by an increase in the number of franchised points of sale as well as higher sales from company-owned stores.

Total revenue for the fourth quarter 2011 increased by 7.5% to R$60.5 million compared to R$56.2 million in the fourth quarter 2010. Revenue growth was primarily driven by the continued expansion of Brazil Fast Food’s franchisee network as well as gains from economies of scale and the associated increase in the Company’s purchasing power.

Net revenue for company-owned and operated outlets was up 8.4% year-over-year to R$45.8 million in the fourth quarter of 2011, reflecting an increase in net revenues across the Company’s Bob’s, KFC and Pizza Hut brands, offset somewhat by a decrease in net revenues for the Company’s Doggis brand. At the end of 2011, the Company had no ownoperated Doggis’ stores.

Net revenue from franchisees increased 27.0% year-over-year to R$11.0 million, driven primarily by an increase in number of franchised retail outlets to 813, up from 712 in the same period a year ago. Other revenue and income totaled R$3.7 million in the fourth quarter of 2011.

Operating expenses grew 16.6% to R$58.5 million in the fourth quarter of 2011, primarily due to higher store costs and expenses and the significant decline in the net result of assets sold and impaired, which was a loss of R$1.9 million in the fourth quarter of 2011, as compared to a net gain of R$1.4 million in the prior year period. As a percentage of revenue, operating costs increased from 89.2% of total revenue in the fourth quarter of 2010 to 96.7% of total revenue in the fourth quarter of 2011, mainly attributable to variance in asset sales.

Operating income for the fourth quarter of 2011 was R$2.0 million, compared to R$6.1 million in the fourth quarter of 2010, primarily due to the non-recurring items noted above. Operating margin in the fourth quarter of 2011 was 3.3% compared to 10.8% in the same period of 2010.

EBITDA in the fourth quarter of 2011 was R$2.8 million, compared to R$8.1 million in the fourth quarter of 2010. EBITDA margin was 4.7% in the fourth quarter of 2011, compared to 14.4% in the comparable period of 2010. Please refer Table No. 4 in this press release for a reconciliation of EBITDA to its nearest GAAP equivalent.

Interest income was R$0.7 million in the fourth quarter of 2011, compared to interest expense of R$0.3 million in the fourth quarter of 2010. The higher interest income is attributable to lower debt and improved working capital.

Net income for the fourth quarter of 2011 was R$1.9 million or R$0.23 per basic and diluted share, compared to net income of R$4.2 million or R$0.52 per basic and diluted share in the same period of 2010.

Fiscal Year 2011 Results

For the twelve months ended in December 31, 2011, net revenue was R$226.8 million, up 9.9% from R$206.3 million in 2010. Same own-store sales, which measure the performance of

Brazil Fast Food Corp. Fourth Quarter 2011 Results

stores open for more than a year, were up 5.7% for Bob’s, 8.0% for KFC and 15.7% for Pizza Hut for the twelve months ended on December 31, 2011, compared to the same period in 2010, driven by the Company’s successful marketing campaigns. Operating income for fiscal year 2011 was R$16.4 million, down 14.5% from R$19.2 million in 2010. Operating margin was 7.2% for 2011 compared to 9.3% in 2010. EBITDA for 2011 was R$21.9 million compared to R$26.1 million in 2010. Net income for 2011 was R$8.9 million compared to net income of R$11.6 million in 2010. Basic and diluted net income per share was R$1.09 for 2011 compared to basic and diluted loss per share of R$1.43 for 2010.

Financial Condition

As of December 31, 2011 the Company had R$21.4 million in cash, up from R$16.7 million as of December 31, 2010. Working capital was R$16.9 million, as compared to a negative R$6.4 million as of the end of 2010. Total shareholders’ equity was R$41.9 million at the end of the fourth quarter of 2011, compared to R$33.2 million at the end of 2010.

Subsequent Events

On May 3, 2012, Brazil Fast Food and Yum! Restaurants International (YRI) announced the satisfactory completion of the first phase of their efforts to expand the KFC brand in Brazil, pursuant to which the Company was engaged to provide franchise support services to KFC franchisees and to develop the KFC brand, upon its reentry into Brazil. Brazil Fast Food and YRI will remain close partners as the Company will continue to contribute to the development of YRI’s brands as a KFC franchisee focused in Rio de Janeiro and São Paulo and as a Pizza Hut franchisee with operations in the São Paulo metropolitan area.

Business Outlook

Over the last few years, Brazil Fast Food has developed a multi-brand strategy through agreements with leading brands to expand in Brazil the KFC and Pizza Hut business through own stores and the Doggis business through franchises. At the end of year 2012, the Company expects Bobs’ brand to reach a total of 1000 points of sale, a 20.5% increase from 830 points of sale at the end of 2011.

“In 2012, we aim to consolidate our market position and improve our consumer perception. We are working towards increasing sales and guest count at our KFC stores by improving our operations and promoting KFC’s Buckets at dinner party and weekends. Moreover, our Pizza Hut stores and delivery operations outperformed this year and in 2012, we plan to enhance our own-operated Pizza Hut stores results, consolidate “Pizza Hut Express with PHD platform” and expand our Pizza Hut stores,” said Mr. Bomeny.

“We are expanding our Doggis’ brand exclusively through franchisees. We plan to initiate a pilot project to reduce overall investment and operational costs by simplifying the store layout and product offering. Hot dogs are popular among all social classes in Brazil and with this pilot project, we will be able to expand the brand by setting up small stores in high pedestrian areas. Our revenue growth in 2012 will largely be driven by our expansion of Pizza Hut chain in Brazil through own-operated stores, improvement of our KFC store margins and our efforts to expand the number of our franchisees and franchised retail outlets under the Bob’s and Doggis brands,” concluded Mr. Bomeny.

Brazil Fast Food Corp. Fourth Quarter 2011 Results

About Brazil Fast Food Corp.

Brazil Fast Food Corp. owns and operates, both directly and through franchisees, the second largest fast-food restaurant chain in Brazil. The Bob’s trade name is used by Venbo Comércio de Alimentos Ltda., a subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda (formerly 22N Participações Ltda.). The “KFC” trade name is used by CFK Comércio de Alimentos Ltda. (formerly Clematis Indústria e Comércio de alimentos e Participações Ltda.), also a holding company subsidiary. The “Pizza Hut” trade name is used by Internacional Restaurantes do Brasil (“IRB”), also a 60% subsidiary of Brazil Fast Food holding company, BFFC do Brasil Participações Ltda. Recently, Company entered into an agreement with Grupo de Empresas Doggis S.A (“GED”) to cross-franchise the Bob’s and Doggis brands in Chile and Brazil, respectively. Brazil Fast Food will control the Doggis master franchise in Brazil and GED will control the Bob’s master franchise in Chile.

Safe Harbor Statement

This press release contains forward-looking statements within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, and within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward looking statements. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the disclosures in the Company’s filings with the Securities and Exchange Commission, including the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on April 30, 2012.

—FINANCIAL TABLES FOLLOW—

Brazil Fast Food Corp. Fourth Quarter 2011 Results

Table 1

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS

(in thousands of Brazilian Reais, except share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010	2009
REVENUES
Net Revenues from Own-operated Restaurants	45,761	42,203	170,249	154,591	146,875
Net Revenues from Franchisees	10,973	8,638	35,223	28,386	24,647
Net Revenues from Trade Partners	4,447	6,569	19,191	21,104	10,270
Other Income	(712)	(1,181)	2,130	2,198	3,098

TOTAL REVENUES	60,469	56,229	226,793	206,279	184,890

OPERATING COST AND EXPENSES
Store Costs and Expenses	(39,354)	(36,301)	(153,130)	(142,950)	(135,116)
Franchise Costs and Expenses	(3,194)	(2,347)	(11,704)	(10,718)	(8,619)
Marketing Expenses	(1,735)	(1,690)	(4,326)	(5,054)	(4,092)
Administrative Expenses	(9,240)	(7,680)	(31,993)	(28,074)	(21,298)
Other Operating Expenses	(3,031)	(3,547)	(7,637)	(7,644)	(4,996)
Net result of assets sold and impairment of assets	(1,908)	1,412	(1,573)	7,367	1,225

TOTAL OPERATING COST AND EXPENSES	(58,462)	(50,153)	(210,363)	(187,073)	(172,896)

OPERATING INCOME	2,007	6,076	16,430	19,206	11,994

Interest Expense, net	687	(290)	1,297	(1,606)	(4,882)

NET INCOME BEFORE INCOME TAX	2,694	5,786	17,727	17,600	7,112

Income taxes—deferred	2,315	(886)	(2,432)	(4,057)	—
Income taxes—current	(2,047)	(1,054)	(4,629)	(2,278)	(36)

NET INCOME (LOSS) BEFORE NON-CONTROLLING INTEREST	2,962	3,846	10,666	11,265	7,076

Net (income) loss attributable to non-controlling interest	(1,093)	387	(1,812)	384	(180)

NET INCOME (LOSS) ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	1,869	4,233	8,854	11,649	6,896

NET INCOME LOSS PER COMMON SHARE
BASIC AND DILUTED	0.23	0.52	1.09	1.43	0.85

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC AND DILUTED	8,130,717	8,138,321	8,130,717	8,137,762	8,152,505

Brazil Fast Food Corp. Fourth Quarter 2011 Results

Table 2

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS – LIABILITIES AND STOCKHOLDERS’ EQUITY

(In thousands of Brazilian Reais, except share amounts)

	December 31,
	2011		2010
CURRENT ASSETS:
Cash and cash equivalents	R$	21,357	R$	16,742
Inventories		3,985		3,454
Accounts receivable		17,106		15,930
Prepaid expenses		3,478		1,350
Advances to suppliers		1,500		2,426
Receivables from properties sale		3,523		3,633
Other current assets		4,083		4,249

TOTAL CURRENT ASSETS		55,032		47,784

Property and equipment, net		31,342		29,862
Intangible assets, net		4,472		5,866
Deferred tax asset		8,378		11,992
Goodwill		799		799
Other receivables and other assets		10,862		16,258

TOTAL ASSETS	R$	110,885	R$	112,561

CURRENT LIABILITIES:
Notes payable	R$	11,523	R$	12,972
Accounts payable and accrued expenses		11,608		25,848
Payroll and related accruals		5,618		6,571
Taxes		5,020		4,936
Current portion of deferred income tax		1,262		1,190
Current portion of deferred income		1,118		993
Current portion of contingencies and reassessed taxes		1,940		1,580
Other current liabilities		—		79

TOTAL CURRENT LIABILITIES		38,089		54,169
Deferred income, less current portion		4,057		2,702
Deferred income tax		—		1,262
Notes payable, less current portion		5,068		1,107
Contingencies and reassessed taxes, less current portion		18,215		19,251

TOTAL LIABILITIES		65,429		78,491

EQUITY
SHAREHOLDERS’ EQUITY:
Preferred stock, $.01 par value, 5,000 shares authorized; no shares issued		—		—
Common stock, $.0001 par value, 12,500,000 shares authorized; 8,472,927 shares issued for both years 2011 and 2010; 8,129,437 and 8,137,762 shares outstanding		1		1
Additional paid-in capital		61,148		61,148
Treasury Stock (343,490 and 335,165 shares)		(2,060)		(1,946)
Accumulated Deficit		(16,092)		(24,946)
Accumulated comprehensive loss		(1,128)		(1,091)

TOTAL SHAREHOLDERS’ EQUITY		41,869		33,166

Non-Controlling Interest		3,587		904

TOTAL EQUITY		45,456		34,070

TOTAL LIABILITIES AND EQUITY	R$	110,885	R$	112,561

Brazil Fast Food Corp. Fourth Quarter 2011 Results

Table 3

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of Brazilian Reais)

	Year Ended December 31,
	2011		2010		2009
CASH FLOW FROM OPERATING ACTIVITIES:
NET INCOME (LOSS) ATTRIBUTABLE TO BRAZIL FAST FOOD CORP.	R$	8,854	R$	11,649	R$	6,896
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization		7,240		6,466		5,943
(Gain) Loss on assets sold and impairment of assets		1,573		(7,367)		(1,225)
Deferred income tax asset		3,614		1,605		—
Deferred income tax liability		(1,190)		2452		—
Non-controlling interest		1,812		(384)		198
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable		(1,176)		(5,588)		399
Inventories		(531)		308		(792)
Prepaid expenses and other current assets		(1,036)		(1,570)		(1,394)
Other assets		946		(860)		(3,232)
(Decrease) increase in:
Accounts payable and accrued expenses		(14,240)		9,573		1,892
Payroll and related accruals		(953)		1,903		103
Taxes		84		1,293		1,342
Other liabilities		(755)		171		771
Deferred income		1,480		(3,218)		199

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES		5,722		16,433		11,100

CASH FLOW FROM INVESTING ACTIVITIES:
Additions to property and equipment		(9,116)		(5,110)		(10,509)
Proceeds from sale of property, equipment and deferred charges		4,777		4,002		1,733

CASH FLOWS USED IN INVESTING ACTIVITIES		(4,339)		(1,108)		(8,776)

CASH FLOW FROM FINANCING ACTIVITIES:
Net Borrowings (Repayments) under lines of credit		2,512		(8,354)		798
Acquisition of Company’s own shares		(114)		—		(345)
Non-contoling paid in capital		871		109		—
Dividend paid		—		(3,574)		—
Proceeds from exercise of stock options		—		—		86

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES		3,269		(11,819)		539

EFFECT OF FOREIGN EXCHANGE RATE		(37)		(14)		(37)

NET INCREASE IN CASH AND CASH EQUIVALENTS		4,615		3,492		2,826
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		16,742		13,250		10,424

CASH AND CASH EQUIVALENTS AT END OF YEAR	R$	21,357	R$	16,742	R$	13,250

Brazil Fast Food Corp. Fourth Quarter 2011 Results

Table 4

BRAZIL FAST FOOD CORP. AND SUBSIDIARIES

RECONCILIATION OF EBITDA TO NET INCOME

(in thousand Brazilian Reais)	Twelve Months Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
NET INCOME (LOSS)	8,854	11,649	1,869	4,233
Interest expenses, Monetary and Foreign exchange loss	(1,297)	1,606	(687)	290
Minority
Income taxes	7,061	6,335	(268)	1,940
Depreciation and amortization	7,240	6,466	1,911	1,606
EBITDA	21,858	26,056	2,825	8,069

EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Not all companies use identical calculations, and our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.

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